Exhibit 1.1

15,789,474 Shares

IOWA TELECOMMUNICATIONS SERVICES, INC.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

            , 2004

            , 2004

Morgan Stanley & Co. Incorporated

Merrill Lynch, Pierce, Fenner & Smith Incorporated

CIBC World Markets Corp.

Lehman Brothers Inc.

Jefferies & Company, Inc.

Legg Mason Wood Walker, Incorporated

Raymond James & Associates, Inc.

RBC Capital Markets Corporation

c/o Morgan Stanley & Co. Incorporated

      1585 Broadway

      New York, New York 10036

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

250 Vesey Street

New York, New York 10080

Dear Sirs and Mesdames:

Iowa Telecommunications Services, Inc., an Iowa corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of 15,789,474 shares of the common stock, par value $0.01 per share, of the Company (the “Firm Shares”), of which 8,263,158 shares are to be issued and sold by the Company and 7,526,316 shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

The Selling Shareholders also propose to sell to the several Underwriters not more than an additional 2,368,421 shares of the common stock, par value

$0.01 per share, of the Company (the “Additional Shares”) if and to the extent that you, as Representatives of the Underwriters in the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 3 hereof. In such event, each Selling Shareholder will sell up to the amount of Additional Shares set forth opposite such Selling Shareholder’s name in Schedule I hereto as further provided in Section 3. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus (as described in Rule 434(a)(1) under the Securities Act) in the form first used to confirm sales of Shares is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

Raymond James & Associates, Inc. (“Raymond James”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriters” (the “Directed Share Program”). The Shares to be sold by Raymond James and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any Directed Shares not confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Iowa, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(d) Each subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or member interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except such as (i) are described in the Prospectus, (ii) arise or are created pursuant to the Amended and Restated Credit Agreement, to be dated the Closing Date, among the Company, certain subsidiaries of the Company, CIBC World Markets Corp., Lehman Brothers Inc., the Rural Telephone Finance Cooperative (the “RTFC”) and such other parties as are identified therein (the “New Credit Agreement”), or (iii) would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) This Agreement has been duly authorized, executed and delivered by the Company.

(f) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption “Description of Capital Stock.”

(g) The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company pursuant to the terms hereof have been duly authorized and are validly issued, fully paid and non-assessable.

(h) The Shares to be sold by the Company pursuant to the terms hereof have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the amended and restated articles of incorporation or amended and restated by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, except, in the cases of clauses (i), (iii) and (iv), where such contravention would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and for those which have been obtained or made.

(j) Since September 30, 2004, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(k) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n) The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, other than as disclosed in the Prospectus.

(q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described in the Prospectus, (1) the Company and its subsidiaries taken as a whole have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole.

(r) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as (i) are described in the Prospectus, (ii) arise or are created pursuant to the New Credit Agreement or (iii) do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries which are material to the business of the Company and its subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

(s) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on the Company and its subsidiaries, taken as a whole.

(t) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent; and to the knowledge of the Company, there is no existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any material insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

(v) Except as described in the Prospectus, the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted by them, except where the failure to possess any such certificate, authorization or permit would not have a material adverse effect on the Company and its subsidiaries, taken as whole; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Directed Shares and for those which have been obtained or made.

(y) The Company has not offered, or caused Raymond James or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a journalist or publication to write or publish favorable information about the Company or its services.

(z) The statistical and market and industry-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(aa) The forward-looking statements contained under the caption “Dividend Policy and Restrictions” in the Prospectus reflect the Company’s good faith beliefs and/or estimates with respect to the matters described in such statements; and are based upon (i) the Company’s analysis of such factors as it deemed relevant to such statements and (ii) such assumptions as the Company deemed reasonable with respect to such statements.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and American Stock Transfer & Trust Company, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys in fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of law applicable to such shareholder, or the certificate of incorporation or by laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except for any contraventions of an agreement, instrument, judgment, order or decree which would not, individually or in the aggregate, adversely affect such Selling Shareholder’s ability to fulfill its obligations under and consummate the transactions contemplated by this Agreement, and provided that the indemnification and contribution provisions of this Agreement may be limited by equitable principles and public policy considerations, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the federal securities laws or by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c) Such Selling Shareholder has, and on the Closing Date and any Option Closing Date (as defined below) will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances (except that the Shares to be sold by Iowa Network Services, Inc. (“INS”) have been pledged as collateral for a loan from the RTFC) and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and assuming that the same have been duly authorized, executed and delivered by the other parties thereto, are valid and binding agreements of such Selling Shareholder subject to the limitations of (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, and other laws affecting the enforceability of creditors’ rights generally and (ii) general equitable principles, whether applied by a court of law or in an equity proceeding.

(e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) Such Selling Shareholder is not prompted by any material information concerning the Company or its subsidiaries which is not set forth in the Prospectus to sell its Shares pursuant to this Agreement.

(g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(g) are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only such information furnished by any such Selling Shareholder consists of the information about such Selling Shareholder under the caption “Security Ownership of Certain Beneficial Owners and Management” in the Prospectus (with respect to any Selling Shareholder, its “Selling Shareholder Information”).

3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $                     a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Shareholder, severally and not jointly, agrees to sell to the Underwriters Additional Shares up to the number of Additional Shares set forth beside such Selling Shareholder’s name on Schedule 1, and the Underwriters shall have the right to purchase, severally and not jointly, up to 2,368,421 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. The number of Additional Shares to be sold by each Selling Shareholder to the Underwriters as a group shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased from the Selling Shareholders as the number of Firm Shares to be sold by such Selling Shareholder, as indicated in Schedule I, bears to 7,526,316 (subject to such adjustments as you may determine to eliminate fractional shares). Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch” and, together with Morgan Stanley, the “Representatives”) on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file any registration statement with the SEC relating to the offering of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph shall not apply to (A) the sale of any Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing by any party under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (D) grants by the Company of options to purchase shares of Common Stock pursuant to employee or management stock option, incentive or other plans or arrangements described in the Prospectus, (E) the issuance, offer or sale by the Company of shares of Common Stock pursuant to employee or management stock option, incentive or other plans or arrangements described in the Prospectus and the filing by the Company of any registration statement on Form S-8 in connection therewith, (F) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts, (G) distributions of shares of Common Stock or any security convertible into shares of Common Stock to limited partners or stockholders of the Sellers, (H) any Common Stock offered or sold by such Selling Shareholder that is included in an offering registered under the Securities Act as to which the Representatives have consented pursuant to this Section 3 or (I) the pledge by INS of shares of Common Stock not sold hereunder to the RTFC; provided, that in the case of any transfer or distribution pursuant to clause (F) or (G), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of Exhibit A and (ii) no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such transfer or distribution.

In addition, each Selling Shareholder agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, other than in connection with an offering registered under the Securities Act as to which the Representatives have consented pursuant to this Section 3. Each Selling Shareholder also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of such Selling Shareholder’s shares of Common Stock except in compliance with the foregoing restrictions. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period referred to in this Section 3, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2)

prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Section 3 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $                     a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $                     a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $                     a share, to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on             , 2004, or at such other time on the same or such other date, not later than             , 2004, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than             , 2004, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 pm (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or any Option Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b) The Underwriters shall have received on the Closing Date and any Option Closing Date a certificate, dated the Closing Date or any Option Closing Date, as applicable, and signed by two executive officers of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or any Option Closing Date, as applicable, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or any Option Closing Date, as applicable. The officers signing and delivering such certificate may rely upon the best of their knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date and any Option Closing Date an opinion of Debevoise & Plimpton LLP, outside counsel for the Company, dated the Closing Date or any Option Closing Date, as applicable, substantially to the effect set forth in Exhibit B-1 hereto.

(d) The Representatives shall have received on the Closing Date and any Option Closing Date from Dorsey & Whitney LLP, counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date or any Option Closing Date, as applicable, substantially in the form set forth in Exhibit B-2 hereto.

(e) The Representatives shall have received on the Closing Date or any Option Closing Date from Dorsey & Whitney LLP and Wiley Rein & Fielding LLP, each acting as regulatory counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date or any Option Closing Date, as applicable, substantially in the form set forth in Exhibit C hereto.

(f) The Underwriters shall have received on the Closing Date and any Option Closing Date an opinion of each of Dechert LLP, Duane Morris LLP, Sullivan & Ward, P.C., McDermott Will & Emery LLP, Appleby Spurling Hunter and Elliot A. Stultz, Esq., each counsel to a Selling Shareholder, dated the Closing Date or any Option Closing Date, as applicable, substantially in the forms set forth in Exhibits D-1 through D-6 hereto:

(g) The Underwriters shall have received on the Closing Date and any Option Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Closing Date or any Option Closing Date, as applicable, reasonably satisfactory to the Underwriters.

With respect to the opinions delivered in accordance with Section 6(f), counsel for each Selling Shareholder may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. In addition, counsel for each Selling Shareholder may rely upon an opinion or opinions of other counsel for such Selling Shareholder and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Shareholder and in other documents and instruments; provided that (A) each such counsel for the Selling Shareholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel and (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel.

The opinions of Debevoise & Plimpton LLP, Dorsey & Whitney LLP, Wiley, Rein & Fielding LLP and counsel for each Selling Shareholder described in Sections 6(c) and 6(f) above (and any opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

(h) The Underwriters shall have received on the Closing Date and any Option Closing Date a certificate, dated the Closing Date or any Option Closing Date, as applicable, and signed by the chief executive officer and chief financial officer of the Company, substantially in the form set forth in Exhibit E hereto.

(i) The Underwriters shall have received, on each of the date hereof, the Closing Date and any Option Closing Date, a letter dated the date hereof, the Closing Date or any Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(j) The “lock up” agreements, each substantially in the form of Exhibit A hereto, between you and the officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(k) The Underwriters shall have received a letter from the RTFC dated on or prior to the Closing Date stating that the pledge on the Shares to be sold by INS on the Closing Date has been released and the RTFC has no further rights or claims to any of such Shares to be sold by INS on such date.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a) The Company agrees to furnish to the Representatives, without charge, nine signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) The Company agrees, before amending or supplementing the Registration Statement or the Prospectus, to furnish the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) The Company agrees that if, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will forthwith prepare, file with the Commission and furnish, at the Company’s expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d) The Company agrees to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or service of process in any jurisdiction in which it is not now so subject.

(e) The Company agrees to make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering the twelve month period ending December 31, 2005 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(f) The Company agrees to comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers and the Underwriters agree that: (a) subject to clause (b) below, the Company shall pay or cause to be paid all expenses incident to the performance of the Sellers’ obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants (but the fees and expenses of counsel for any Selling Shareholders will be borne by the Selling Shareholder retaining such counsel) in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) except as provided in clause (b) below, all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc. (provided, that such fees and disbursements of such counsel in clause (iii) and (iv) shall not exceed $20,000), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants and the cost of any aircraft chartered in connection with the road show, (ix) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section; and (b) each Selling Shareholder shall bear its own costs and expenses to the extent not payable by the Company pursuant to clause (a) above, including any fees and expenses of counsel to such Selling Shareholder, and including any transfer or other taxes payable on the transfer and delivery to the Underwriters of the Shares to be sold by such Selling Shareholder. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution”, and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each Selling Shareholder, and each person, if any, who controls any Underwriter or Selling Shareholder within the meaning of either Section 15 of the Securities Act or Rule 405 under the Securities Act, and each affiliate of any Underwriter or Selling Shareholder within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by: (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement or any amendment thereof, (B) any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or (C) the slides or written script used by the Company in any “road show” presentation made to retail investors and/or their financial advisors, brokers or other similar representatives in connection with the offering of the Shares (a “Retail Presentation”), insofar as such losses, claims, damages or liabilities arise out of such Retail Presentation; or (ii) any omission or alleged omission to state in any of the materials referred to in clauses (A), (B) and (C) above a material fact required to be stated therein or necessary to make the statements therein not misleading; except, in the case of either clause (i) or clause (ii), insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein or upon Selling Shareholder Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the third, eighth, twelfth, thirteenth, fourteenth and fifteenth paragraphs under the caption “Underwriters” in the Prospectus; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus or Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter or any affiliate of such Underwriter, if a copy of the Prospectus, as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto, was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus, as so amended or supplemented, would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof. Notwithstanding the foregoing, the indemnification provided in clauses 9(a)(i)(C) and 9(a)(ii)(C) above shall be provided only to the Underwriters, any person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Rule 405 under the Securities Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act.

(b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Underwriter, each person, if any, who controls any Underwriter or the Company (other than such Selling Shareholder) within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter or the Company (other than such Selling Shareholder) within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement or any amendment thereof, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only such information furnished by any such Selling Shareholder consists of its Selling Shareholder Information; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus or the Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter or any affiliate of such Underwriter, if a copy of the Prospectus, as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto, was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus, as so amended or supplemented, would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Selling Shareholder or the Company within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement or any amendment thereof, any preliminary prospectus, the Prospectus or any amendments or supplements thereto it being understood and agreed that the only such information furnished by any Underwriter consists of the third, eighth, twelfth, thirteenth, fourteenth and fifteenth paragraphs under the caption “Underwriters” in the Prospectus.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by INS and FS Private Investments III LLC. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

(h) Notwithstanding anything to the contrary in this Agreement, the liability of each Selling Shareholder with respect to its representations and warranties in Section 2(g) of this Agreement and under the indemnity and contribution agreements in this Section 9 shall be limited in the aggregate to the amount of proceeds received by such Selling Shareholder from the Underwriters under this Agreement.

10. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless Raymond James & Associates, Inc. and each person, if any, who controls Raymond James & Associates, Inc. within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Raymond James & Associates, Inc. within the meaning of Rule 405 under the Securities Act (“Raymond James Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of a Raymond James Entity.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Raymond James Entity in respect of which indemnity may be sought pursuant to Section 10(a), the Raymond James Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Raymond James Entity, shall retain counsel reasonably satisfactory to the Raymond James Entity to represent the Raymond James Entity and any others the Company may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Raymond James Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Raymond James Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Raymond James Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Raymond James Entity in connection with any proceeding or related proceedings the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Raymond James Entities. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Raymond James Entities from and against any loss or liability by reason of such settlement or judgment. The Company shall not, without the prior written consent of the Raymond James Entity, effect any settlement of any pending or threatened proceeding in respect of which any Raymond James Entity is or could have been a party and indemnity could have been sought hereunder by such Raymond James Entity, unless such settlement includes an unconditional release of the Raymond James Entity from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 10(a) is unavailable to a Raymond James Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying the Raymond James Entity thereunder, shall contribute to the amount paid or payable by the Raymond James Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Raymond James Entity on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 10(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(c)(i) above but also the relative fault of the Company on the one hand and of the Raymond James Entity on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and of the Raymond James Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Raymond James Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Raymond James Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Raymond James Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Raymond James Entities agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Raymond James Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(c). The amount paid or payable by the Raymond James Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Raymond James Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Raymond James Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Raymond James Entity has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Raymond James Entity at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 10 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Raymond James Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

11. Termination. The Underwriters may terminate this Agreement by notice given by you to the Selling Shareholders and the Company if, after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, either of the New York Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

12. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the Selling Shareholders and the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholder shall be unable to perform its obligations under this Agreement, such Seller or Sellers, as the case may be, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13. Notice. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by Morgan Stanley and Merrill Lynch on behalf of you as the Representatives. In all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder, provided that the power granted to the Attorneys-in-Fact to act on behalf of the Selling Shareholders shall terminate upon the earlier of (i) the closing of the sale of all Additional Shares or (ii) the expiration of the 30-day period provided in the second sentence of Section 3 (or if a notice of exercise of the option to purchase Additional Shares has been given with such 30-day period, but the related closing has not occurred, then immediately following such closing).

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of (i) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036, Attention: William Blais, Managing Director, and (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, 250 Vesey Street, New York, New York 10080, Attention: Equity Capital Markets Group; with a copy to David J. Goldschmidt, Esq., Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Donald G. Henry, Esq., General Counsel, with a copy to Jeffrey J. Rosen, Esq., Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022; and if to Iowa Network Services, Inc. shall be delivered or sent by mail, telex or facsimile transmission to INS, 4201 Corporate Drive, West Des Moines, Iowa 50266-5906, Attention: Richard M. Vohs, President, with copies to Iowa Network Services, Inc., 4201 Corporate Drive, West Des Moines, Iowa 50266-5906, Attention: Dennis M. Creveling, Vice President, and Sullivan & Ward, P.C., 801 Grand Avenue, Suite 3500, Des Moines, Iowa 50309-2719, Attention: Michael P. Joynt, Esq.; and if to ING Furman Selz Investors III, L.P., ING Barings U.S. Leveraged Equity Plan LLC or ING Barings Global Leveraged Equity Plan, shall be delivered or sent by mail, telex or facsimile transmission to Jefferies Capital Partners, 520 Madison Avenue, Eighth floor, New York, New York 10022, Attention: Stuart B. Katz, Managing Director, with a copy to Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103-2793, Attention: Carmen J. Romano;

and if to Teachers Insurance and Annuity Association of America, shall be delivered or sent by mail, telex or facsimile transmission to Teachers Insurance and Annuity Association of America, 730 Third Avenue, New York, New York 10017, Attention: Holly Holtz, Director, with a copy to Teachers Insurance and Annuity Association of America, 8500 Andrew Carnegie Boulevard, Mailstop C2-08, Charlotte, North Carolina 28209, Attention: Elliot A. Stultz, Esq., Senior Counsel. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

[Signature Pages to Follow]

Very truly yours,

IOWA TELECOMMUNICATIONS SERVICES, INC.

By:
Name:
Title:

IOWA NETWORK SERVICES, INC.

By:
Name:
Title:

ING FURMAN SELZ INVESTORS III, L.P.

By:
Name:
Title:

ING BARINGS U.S. LEVERAGED EQUITY PLAN LLC

By:
Name:
Title:

ING BARINGS GLOBAL LEVERAGED EQUITY PLAN LTD.

By:
Name:
Title:

BANCBOSTON VENTURES INC.

By:
Name:
Title:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
CIBC World Markets Corp.
Lehman Brothers Inc.
Jefferies & Company, Inc.
Legg Mason Wood Walker, Incorporated
Raymond James & Associates, Inc.
RBC Capital Markets Corporation

Acting severally on behalf of themselves and
the several Underwriters named in
Schedule II hereto.

By: Morgan Stanley & Co. Incorporated

By:
Name:
Title:

By: Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name:
Title:

SCHEDULE I

Selling Shareholder	Number of Firm Shares To Be Sold	Number of Additional Shares To Be Sold
Iowa Network Services, Inc.
ING Furman Selz Investors III, L.P.
ING Barings U.S. Leveraged Equity Plan LLC
ING Barings Global Leveraged Equity Plan Ltd.
Banc Boston Ventures Inc.
Teachers Insurance and Annuity Association of America

Total	7,526,316	2,368,421

I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. Incorporated

Merrill Lynch, Pierce, Fenner & Smith Incorporated

CIBC World Markets Corp.

Lehman Brothers Inc.

Jefferies & Company, Inc.

Legg Mason Wood Walker, Incorporated

Raymond James & Associates, Inc.

RBC Capital Markets Corporation

[NAMES OF OTHER UNDERWRITERS]
Total	15,789,474

EXHIBIT A

FORM OF LOCK-UP LETTER

                    , 2004

Morgan Stanley & Co. Incorporated

Merrill Lynch, Pierce, Fenner & Smith Incorporated

CIBC World Markets Corp.

Lehman Brothers Inc.

Jefferies & Company, Inc.

Legg Mason Wood Walker, Incorporated

Raymond James & Associates, Inc.

RBC Capital Markets Corporation

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

250 Vesey Street

New York, New York 10080

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Iowa Telecommunications Services, Inc., an Iowa corporation (the “Company”) and the Selling Shareholders identified in the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley and Merrill Lynch (the “Underwriters”), of up to 18,157,895 shares (the “Shares”) of the Common Stock par value $0.01 per share of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and Merrill Lynch on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file any registration statement with the SEC relating to the offering of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph shall not apply to (A) the sale of any Shares to be sold under the Underwriting Agreement, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of the Underwriting Agreement of which the Underwriters have been advised in writing, (C) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing by any party under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (D) grants by the Company of options to purchase shares of Common Stock pursuant to employee or management stock option, incentive or other plans or arrangements described in the Prospectus, (E) the issuance, offer or sale by the Company of shares of Common Stock pursuant to employee or management stock option, incentive or other plans or arrangements described in the Prospectus and the filing by the Company of any registration statement on Form S-8 in connection therewith, (F) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts, (G) distributions of shares of Common Stock or any security convertible into shares of Common Stock to limited partners or stockholders of the undersigned or (H) any Common Stock offered or sold by the undersigned that is included in an offering registered under the Securities Act as to which Morgan Stanley and Merrill Lynch have consented; provided, that in the case of any transfer or distribution pursuant to clause (F) or (G), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in such transfer or distribution.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Merrill Lynch on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, other than in connection with an offering registered under the Securities Act as to which Morgan Stanley and Merrill Lynch have consented. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period,

the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 180-day restricted period described above will be delivered by Morgan Stanley and Merrill Lynch to the Company and that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock up agreement during the period from the date of this lock up agreement to and including the 34th day following the expiration of the initial 180-day restricted period, the undersigned will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day restricted period (as may have been extended pursuant to the previous paragraph) has expired.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

II-4